Exhibit 16.1

February 8, 2013

U.S Securities and Exchange Commission
Office of the Chief Accountant
100 F Street Northeast
Washington, DC  20549-2000

RE:	Tara Minerals Corp.
File No. 333-143512

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Tara Minerals Corp. for the event that occurred on February 1, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Wilson Morgan LLP

WilsonMorgan LLP

Irvine, California